Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-199843) and Form S-8 (Nos. 333-193212, 333-188431) of Quintiles IMS Holdings, Inc. of our report dated February 19, 2016 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in IMS Health Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 and is incorporated by reference into this Form 8-K.

/s/ PricewaterhouseCoopers LLP

New York, NY

October 3, 2016